March 2, 2005

Dear Stockholder,

It is my pleasure to invite you to the 2005 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Tuesday, April 26, 2005, at the Four Seasons Hotel, 120 East Delaware Place, 900 North Michigan Avenue, Chicago, Illinois 60611-1428, USA, commencing at 9:00 a.m. local time.

Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting. Therefore, please mark, sign, date and return the accompanying proxycard promptly in the enclosed postage-paid envelope. This way your shares will be voted as you direct even if you cannot attend the meeting.

A public news release covering voting results will be available after the meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2004 is being distributed to stockholders with this proxy statement.
Sincerely,

S. Jay Stewart
Chairman of the Board
Autoliv, Inc.

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Autoliv, Inc. ("Autoliv" or the "Company") will be held on, Tuesday, April 26, 2005, at 9:00 a.m., local time, at the Four Seasons Hotel, 120 East Delaware Place, 900 North Michigan Avenue, Chicago, Illinois 60611-1428, USA, to consider and vote upon:

1. Reelection of two directors for a term of office expiring on the date of the Annual Meeting of Stockholders in 2008 (see page 3).

2. Ratification of the appointment of Ernst & Young AB as the Company's independent auditors for the fiscal year ending December 31, 2005 (see page 15).

3. Any other business that may properly come before the meeting and/or any adjournment thereof.

The close of business on March 1, 2005 has been fixed as the record date for the annual meeting (the "Record Date"). All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof.

Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the annual meeting.

By order of the Board of Directors

March 2, 2005

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
Box 70381, SE-107 24 Stockholm, Sweden

Proxy Statement

March 2, 2005

Solicitation of Proxies

The principal executive offices of the Company are located at World Trade Center, Klarabergsviadukten 70, SE-107 24 Stockholm, Sweden. The Company's telephone number is +46 (8) 587 20 600. The date of this Proxy Statement is March 2, 2005, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report for the fiscal year ended December 31, 2004, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting. This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Tuesday, April 26, 2005, at 9:00 a.m., local time, at the Four Seasons Hotel, 120 East Delaware Place, 900 North Michigan Avenue, Chicago, Illinois 60611-1428, USA and at any adjournment thereof (the "2005 Annual Meeting" or the "meeting").

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no specific instructions are given, the proxies will vote the shares in accordance with the Board's recommendations, which are noted herein, to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange. Any proxy given may be revoked at any time before it is voted at the meeting. Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation for a fee of $11,000 plus expenses, and WM-data AB for a fee of $45,000 plus expenses.

1. Election of Directors

The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of eleven members, divided into three classes serving staggered three-year terms. Directors in each class are elected on a rotating basis at the annual stockholders meeting at which the term for such class expires.

Listed below as nominees for reelection at the 2005 Annual Meeting for three-year terms are Sune Carlsson and S. Jay Stewart whose present terms will expire at that time.

Messrs. Carlsson and Stewart presently serve as directors, and the Company has not been advised by either of them that they will not serve if elected.

Mr. Roger W. Stone, whose present term also expires at the 2005 Annual Meeting, has advised the Company that he will not stand for reelection due to retirement. The Nominating and Corporate Governance Committee has commenced the process of identifying potential nominees to fill the vacancy created by Mr. Stone's decision not to stand for reelection to the Board.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

The Board, Meeting Attendance and Compensation of Directors

The Board currently consists of eleven members, ten of whom are independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). The Board met five times during the year ended December 31, 2004. All but two of the incumbent directors were present at all meetings of the Board and Board Committees of which they were members. The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. Under the Guidelines the Company policy is that directors attend the Annual General Meeting of Stockholders. The Board has further adopted a Code of Conduct and Ethics for Directors to assist the individual directors in fulfilling their duties as members of the Board. Since 1998 the Company has also had a Code of Conduct and Ethics that applies to all employees of the Company and the Company has a Code of Conduct and Ethics for Senior Officers.

The Guidelines and the Codes are posted on the Company's Corporate Website www.autoliv.com - Governance.

The Board has determined that Messrs. Aronson, Carlsson, Kunerth, Lorch, Nyberg, Ringler, Sekiya, Stewart, Stone and Welin qualify as independent directors. Mr. Stewart has been elected Chairman of the separate sessions of independent directors. The independent directors met in separate sessions five times in 2004. Any interested party who desires to communicate with the Board or the independent directors regarding the Company can do so under the following address:

Board/Independent Directors
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: jorgen.svensson@autoliv.com

Contact can be made anonymously and communication with the Board or the independent directors is not screened. The Chairman of the Board and the sessions of independent directors receive all such communication after it has been determined that the content represents a message to the Chairman.

Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $100,000 per year, plus a fee of $1,500 for each Board meeting attended. The Chairman of the Board receives a retainer of $200,000 per year, plus a fee of $1,500 for each Board meeting attended.

In addition, non-employee directors who are chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive additional annual retainers of $5,000 and the chairman of the Audit Committee receives an additional annual retainer of $20,000; and each committee chairman and member receives $1,500 for attendance at a committee meeting.

Non-employee directors can elect to defer receipt of a pre-determined percentage of their compensation under the Autoliv, Inc. 2004 Non-Employee Director Stock-Related Compensation Plan, attached hereto as Appendix A.

Nominees for Directors at the April 2005 Annual Meeting

Sune Carlsson, age 63, has been a director of Autoliv since June 2003. Mr. Carlsson was until the spring 2003 President, Chief Executive Officer and Director of AB SKF, a Swedish-based leading global supplier of products, customer solutions and services in the rolling bearing, seals and related businesses. Mr. Carlsson is Chairman of the Board of Atlas Copco AB, a Swedish-based industrial group. Mr. Carlsson also serves on the boards of Investor AB - Sweden's largest industrial holding company and Scania AB - the heavy truck maker, all three companies listed on the Stockholm Stock Exchange - and Picanol N.V. -a Belgium-based weaving systems company. Mr. Carlsson holds a Master of Engineering Degree from the Chalmers University of Technology in Gothenburg, Sweden.

S. Jay Stewart, age 67, has been a director of Autoliv since May 1997 and has served as the Chairman of the Board, since April 2001. He was Chairman and Chief Executive Officer of Morton International, Inc. from April 1994 through October 1999, and was a director of Morton between 1989 and 1999. Mr. Stewart was President and Chief Operating Officer of Morton International, Inc. from 1989 through March 1994. He is a director of HSBC North America Holdings, Inc. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.

Incumbent Directors - Terms Expiring at the 2006 Annual Meeting

George A. Lorch, age 63, has been a director of Autoliv since June 2003. Mr. Lorch is Chairman Emeritus of Armstrong Holdings, Inc., a global company that manufactures flooring and ceiling materials, since 2000. From May 2000 to August 2000 he was Chairman and Chief Executive Officer of Armstrong Holdings, Inc., and its President and Chief Executive Officer from September 1993 to May 1994. He was Chairman of Armstrong World Industries, Inc. from May 1994 to May 2000, its President and Chief Executive from September 1993 to May 2000 and a Director from 1988 to November 2000. Mr. Lorch serves on the Boards of Pfizer, Inc., Williams Companies, Inc., and HSBC North America Holdings, Inc. Mr. Lorch is a graduate of the Virginia Polytechnic Institute.

James M. Ringler, age 59, has been a director of Autoliv since January 2002. He was prior to his retirement Vice Chairman of Illinois Tool Works Inc. between 1999 and 2004. Prior to joining Illinois Tool Works, Mr. Ringler was Chairman, President and Chief Executive Officer of Premark International, Inc., which merged with Illinois Tool Works in November 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer prior to becoming the CEO in 1996. He serves on the boards of Dow Chemical Company, FMC Technologies, Inc., Corn Products International and NCR Corporation. He also serves on the board of the Manufactures Alliance for Productivity and Innovation (MAPI). Mr. Ringler holds a Bachelor of Science degree in business administration and an M.B.A. degree in finance from the State University of New York.

Tetsuo Sekiya, age 70, has been a director of Autoliv since April 2001. He presently also serves as Advisor to the Board of NSK Ltd, a leading global manufacturer of bearings and automotive parts, of which he was Chairman between July 2002 and June 2004 and President & CEO between June 1994 and June 2002. Mr. Sekiya also serves as Advisor to the Japan Bearing Industrial Association, an Executive Member of the Board of Directors of Nippon Keidanren, the Japan Federation of Economic Organizations, Director of Taisei Corporation, one of Japan's major construction firms, and President of the Japan-Poland Economic Committee. Mr. Sekiya, who holds a Bachelor of Science degree in Economics from Keio University, was honored in 1998 with the Medal of Blue Ribbon from His Majesty, the Emperor of Japan, in recognition of his outstanding service to the industry in Japan.

Per Welin, age 68, has been a director of Autoliv since May 1997 and of Autoliv AB since 1995. Mr. Welin served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB from 1991 to 1998 and has been Chairman of the Board of L-E Lundberg-foretagen AB since 1998. Mr. Welin has a Master of Science degree in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

Incumbent Directors - Terms Expiring at the 2007 Annual Meeting

Per-Olof Aronson, age 75, has been a director of Autoliv since May 1997. He was a director of Autoliv AB from Autoliv's initial public offering in 1994. Mr. Aronson worked in the aluminum company Granges AB between 1956 and 2000, where he held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson was from1995 to 2000 Vice Chairman of SAPA AB (formerly known as Granges). Mr. Aronson holds a graduate degree in Chemical Engineering from the Royal Institute of Technology (KTH) in Stockholm.

Walter Kunerth, age 64, has been a director of Autoliv since August 1998. Professor Kunerth is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Basler AG, Götz AG, Paragon AG and Suspa GmbH. For more than 20 years, Professor Kunerth held various Senior executive positions at Siemens AG in Germany, including as a member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

Lars Nyberg, age 53, has been a director of Autoliv since October 2004. Mr. Nyberg is Chairman of NCR Corporation, a leading global technology company that provides IT Relationship Technology solutions and which is listed on the New York Stock Exchange. Prior to becoming the non-executive Chairman in 2003, he was the Chief Executive Officer of NCR from 1995. Lars Nyberg also serves as a Director on the Boards of Sandvik AB, a Swedish-based engineering company with world-leading positions in tools for metalworking, listed on the Stockholm Stock Exchange, and of Snap-on Inc., a leading global manufacturer of tools and equipment for the automobile industry and other professional tool users listed on the New York Stock Exchange. He is a board member of DataCard Corporation, the world leader in Secure ID and Card personalization and is also Chairman of Micronics Laser Systems AB, a world-leading manufacturer of high-end laser pattern generators for the production of photomasks, listed on the Stockholm Stock Exchange. Mr. Nyberg, is a graduate in Business Administration from the University of Stockholm.

Lars Westerberg, age 56, has been a director and President and Chief Executive Officer of Autoliv, Inc. since February 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From 1991 to 1994 he held the same positions at the publicly-traded welding company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab's North American subsidiary. He is the Chairman of Ahlsell AB, a Swedish heating, water and sanitation company and a director of Plastal AB, a Swedish supplier of automotive plastic components, and Haldex AB, a listed Swedish automatic braking and transmission supplier. Mr. Westerberg holds a Master of Science degree in Electrical Engineering from the Royal Institute of Technology (KTH) in Stockholm and an M.B.A. from the University of Stockholm.

Committees of the Board

There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All Audit, Compensation and Nominating and Corporate Governance committee members are determined by the Board to qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

The Audit Committee appoints in its sole discretion (subject to stockholder ratification) the Company's independent auditors and is responsible for the compensation, retention and oversight of the work of the independent auditors and for any special assignments given to such auditors. The committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; approves any non-audit services provided to the Company by its independent auditors; reviews possible violations of the Company's business ethics and conflicts of interest policies; reviews any major accounting changes made or contemplated; and reviews the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. Members of this committee are Messrs. Welin (Chairman), Aronson, Carlsson, Kunerth, Lorch, Nyberg and Stewart. The committee met eight times in 2004.

The Compensation Committee advises the Board of the Company with respect to the compensation to be paid to the directors of the Company and approves and advises the Board with respect to the terms of contracts to be entered into with the senior executives of the Company. The Committee also administers the Company's cash and stock incentive plan. Members of this committee are Messrs. Stone (Chairman), Aronson, Ringler, Stewart and Welin. The committee met twice in 2004.

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assists the Board in reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness and developing and implementing the Company's Corporate Governance Guidelines. The Committee will consider Stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. Members of this Committee are Messrs. Stewart (Chairman), Aronson, Ringler, Sekiya, Stone and Welin. The committee met five times in 2004.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2000 and subsequently amended last in December 2003.

The Charter is also posted on the Company's Corporate Website at www.autoliv.com - Governance. Each of the members of the Audit Committee is independent and is qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations as promulgated by SEC. Each of the members possesses financial literacy and accounting or related financial management expertise, and Mr. Welin is determined by the Board to qualify as an audit committee financial expert. The Audit Committee appoints the Company's independent auditors.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their independence. The Audit Committee also concluded that the independent auditors' provision of non-audit services to the Company is compatible with the independent auditors' independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The Audit Committee can be contacted regarding accounting issues as follows:
The Audit Committee
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: jorgen.svensson@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee will receive all such communication after it has been determinated that the contents represent a message to the Chairman.

Per Welin, Chairman
Per-Olof Aronson
Sune Carlsson
Walter Kunerth
George A. Lorch
Lars Nyberg
S. Jay Stewart

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board. The Committee further advises the Board on composition, and procedures of committees, and is responsible for the development of the Company's Corporate Governance Guidelines and the oversight of the evaluation of the Board and its committees as well as the Company's management.

The Nominating and Corporate Governance Committee acts under a written charter first adopted and approved by the Board of Directors in 2002 and subsequently amended in December 2003. A copy of the Charter is available on the Company's Corporate Website at www.autoliv.com - Governance. Each of the members of the Committee is independent and qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

In 2004 one new director was appointed to fill a vacancy on the Board of Directors pursuant to the By-laws of the Company. Mr. Lars Nyberg was proposed to the Nominating and Corporate Governance Committee by the Chief Executive Officer of the Company.

The candidate met with the Chairman of the Board and management of the Company. The Committee evaluated the proposed candidate and determined that he had the necessary skills, experiences and qualifications to fulfil the duties on the Board. The Committee thereafter recommended to the Board to appoint the candidate to be a member of the Board of Directors.

The Board determined that the candidate qualified as independent under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by SEC. The directors nominated for reelection, Messrs. Carlsson and Stewart, have been reviewed and recommended for re-election by the Committee.

The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominations are submitted to the Committee by stockholders in accordance with Article II, Section 6 of the By-laws of the Company. In considering candidates submitted by stockholders, the Committee will take into consideration the need of the Board and the qualifications of the candidate. Qualifications of director candidates that are considered by the Committee include an attained position of leadership in the candidates area of expertise, business and financial experience relevant to the Company, possession of demonstrated sound business judgment, expertise relevant to the Company's line of businesses, independence and ability to serve on standing Committees and the ability to serve the interests of all stockholders.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board - for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Corporate Governance Committee also, from time to time, engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders. Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and serve on the Board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the persons' accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

The Nominating and Corporate Governance Committee can be contacted as follows:
The Nominating and Corporate Governance Committee
c/o Vice President Legal Affairs
Autoliv, Inc. Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20 608
Fax: +46 8 587 20 633
E-mail: jorgen.svensson@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee receives all such communication after it has been determined that the content represents a message to the Chairman.

S. Jay Stewart, Chairman
Per-Olof Aronson
James M. Ringler
Roger W. Stone
Tetsuo Sekiya
Per Welin

Voting Securities and Principal Holders Thereof

On March 1, 2005, the Record Date for the 2005 Annual Meeting, there were 91,798,713 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.

As of the date of this proxy statement, two stockholders, were known to the Company to beneficially own more than 5% of the Company's common stock. As of December 31, 2004, Barclays Global Investors, 45 Fremont Street, San Francisco, CA 94015, USA, was known to hold 6,548,099 shares of common stock representing 7.1 percent and Iridian Asset Management, 278 Post Road West, Westport CT, 06880-4704, USA, was known to hold 4,724,230 shares of common stock representing 5.1 percent of all outstanding shares of common stock.

The following table shows the Company common stock beneficially owned as of March 1, 2005, by each present director and each executive officer named in the Summary Compensation Table on page 12; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown.

Shares beneficially owned 1) 2)
Per-Olof Aronson	8,000
Sune Carlsson	303
Halvar Jonzon	24,210
Walter Kunerth	0
George A. Lorch	303
Magnus Lindquist	6,000
Benoît Marsaud	41,910
Lars Nyberg	0
James M. Ringler	964
Tetsuo Sekiya	2,600
S. Jay Stewart	78,459
Roger W. Stone	5,365
Jörgen I. Svensson	6,000
Per Welin	5,385 4)
Lars Westerberg	199,000

All directors, nominees and	480,086
executive officers as a group 3)

1) All amounts shown represent less than 1% of the outstanding shares of the Company.
2) Includes shares issuable upon exercise of options exercisable within 60 days as follows: Halvar Jonzon 24,210 shares, Magnus Lindquist 6,000 shares, Benoit Marsaud 36,864 shares, Jörgen I. Svensson 6,000 shares, Lars Westerberg 166,500 shares.
3) Includes 335,014 shares issuable upon exercise of options exercisable within 60 days.
4) Includes 1,554 deferred stock units.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees and who qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officers of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

Executive Compensation

 Compensation Committee Report

The Compensation Committee of the Board advises the Board regarding senior officers' compensation and administers the Company's cash and stock incentive compensation strategy. The purpose of this plan and the objectives of the Committee are to:

  provide competitive compensation programs so as to be able to attract, retain and motivate top management talent, pay for performance, motivating both long- and short-term performance on behalf of Company stockholders, place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives, base the incentive compensation of business unit or subsidiary executives partly on the performance of their operations, while including a large component which recognizes overall Company performance, and join stockholder and management interests.
To further these objectives, the compensation of senior executive officers includes three components: (1) base salaries, (2) annual bonus programs, and (3) a stock incentive program.
The Committee has consulted with an independent compensation consulting firm for advice in regard to the total compensation of the Company's senior executive officers.

Base Salaries

The Committee recommends salaries for senior executive officers based on data on competitive comparable salaries received from independent compensation consultants, position and individual performance.

Annual Bonus Programs

The Committee determined annual bonus payments for 2004 based on performance during 2004. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 100 % of their base salaries as of the beginning of the performance periods depending on salary grade and attainment of Company and applicable business unit and subsidiary profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus programs, the Committee approved bonus payments to senior executive officers for 2004 varying from 47% to 94% of their base salaries with a median of 69%.

Stock Incentive Plan

For 2004, the Committee authorized stock option and restricted stock units ("RSU") grants to selected officers of the Company and its subsidiaries. All options granted for 2004 are for 10 year terms with an exercise price equal to the market price on the date of grant, and become exercisable after one year of continued employment following the grant date. All RSU's granted vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date. The RSUs are otherwise subject to the terms and conditions under the Stock Incentive Plan. Executive officers received option grants for 2004 ranging from 4,000 shares to 30,000 shares, and received RSU grants ranging from 1,333 shares to 10,000 shares, (see "Option Grants in Last Fiscal Year").

In December, 2000, the Committee concluded that the stock options under the Stock Incentive Plan had become unattractive, and therefore the programme did not accomplish its intended purpose of attracting and retaining executive personnel, motivating executive personnel and providing incentive compensation that was competitive with those of other major corporations. The Committee further concluded that it was of the utmost importance to expediently ensure that executive personnel was retained and motivated. The Committee received advice from an independent compensation consultant, and thereafter offered optionees the opportunity to cancel the options granted 1997, 1998 and 1999 against (i) a grant by the Company to the optionee of a number of RSUs representing 30 percent of the number of options cancelled, and (ii) a commitment by the Company to grant to the optionee, under the terms and conditions of the Stock Incentive Plan, a number of Stock options, corresponding to 20 percent of the number of options cancelled, which were granted on June 18, 2001, with an exercise date of June 18, 2002. The exercise price was equal to the market price on June 18, 2001.

Chief Executive Officer

The compensation paid to the Company's Chief Executive Officer, Mr. Lars Westerberg, for 2004 was determined based on information on competitive comparable compensation levels received from an independent compensation consultant.

For 2004, the Committee approved a stock option grant of 30,000 shares and a RSU grant of 10,000 shares of common stock of the Company to Mr. Westerberg, a cash compensation at an annual rate of SEK 6,800,000 (USD 924,528), and an annual performance bonus of SEK 3,400,000 (USD 462,264) with a maximum of SEK 6,800,000 (USD 924,528).

Limitation on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code).

It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

Roger W. Stone, Chairman
Per-Olof Aronson
James M. Ringler
S. Jay Stewart
Per Welin

Stock Performance Graph (1)

The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poors 500 Index and Standard & Poor's Auto Parts & Equipment Index.

1) Dividends at a rate of $3,71 per share of common stock were paid during the period and are included in the cumulative return on the Company common stock.

Summary Compensation Table (USD) (1)

	Annual Compensation				Long-Term Compensation		All Other Compensation
Name and Principal Position	Fiscal year	Salary	Bonus(2)	Other Ann. Comp.	Securities Underlying Options	Restricted Stock Units (3)	(4)

Lars Westerberg Chief Executive Officer	2004 2003 2002	924,529 802,698 564,509	870,416 679,200 0	0 0 0	30,000 37,500 50,000	10,000 12,500 0	1,376,134 1,157,921 370,843

Benoît Marsaud Vice Pres. Manufacturing Pres. Autoliv France	2004 2003 2002	390,916 343,662 250,447	268,925 216,432 0	0 0 0	6,000 7,500 10,000	2,000 2,500 0

Magnus Lindquist Chief Financial Officer	2004 2003 2002	319,506 277,857 210,408	174,097 135,836 25,600	0 0 0	6,000 7,500 10,000	2,000 2,500 0	121,400 84,807 24,180

Halvar Jonzon Vice President Purchasing	2004 2003 2002	258,324 228,460 177,050	167,979 148,185 5,132	0 0 0	6,000 7,500 10,000	2,000 2,500 0	240,698 123,939 26,099

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	2004 2003 2002	248,807 216,111 144,720	147,313 123,487 0	0 0 0	6,000 7,500 10,000	2,000 2,500 0	297,478 61,061 18,850

(1) The amounts contained in the table below were paid either in Swedish Krona or Euro.
All amounts have been converted to dollars using the following exchange rates:
2004 - 1 USD = 7.3551 SEK = 0.8058 EUR
2003 - 1 USD = 8.098 SEK = 0.8875 EUR
2002 - 1 USD = 9.740 SEK = 1.0629 EUR
(2) Bonuses are normally paid the year following the year earned after decision by the Compensation Committee.
(3) The RSUs are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date. At December 31, 2004, Mr. Westerberg held 22,500 RSUs with a fair market value of $1,086,750 and Messrs. Marsaud, Lindquist, Jonzon and Svensson each held 4,500 RSUs with a fair market value of $217,350.
(4) All other compensation consists of premiums covering supplemental health insurance, pension premiums covering early retirement from the age of 60 and/or complementary pension benefits after the age of 65, (see "Pension Plans"). For Mr. Svensson the amount includes $200,000, which is a non-recurring payment for intellectual property.

Option Grants in Last Fiscal Year

	Individual Grants(1)
Name and	Number of	% of Total	Exercise	Expiration	Potential Realizable Value
Principal	Securities	Options	or Base	Date	at assumed Annual Rates
Position	Underlying	Granted	Price		of Stock Price Appreciation
	Options	to Employees	(per share)		for Option Term(2)
	Granted	in Fiscal year			5%	10%

Lars Westerberg Chief Executive Officer	30,000	10.3	$40.26	12/1/14	759,600	1,640,100

Benoît Marsaud Vice President Manufacturing President Autoliv France	6,000	2.1	$40.26	12/1/14	151,920	328,020

Halvar Jonzon Vice President Purchasing	6,000	2.1	$40.26	12/1/14	151,920	328,020

Magnus Lindquist Chief Financial Officer	6,000	2.1	$40.26	12/1/14	151,920	328,020

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	6,000	2.1	$40.26	12/1/14	151,920	328,020

(1) For 2004, all senior executive officers of the Company as a group received 88,000 options and 29,333 RSU's, and all employees of the Company (other than executive officers) as a group received 202,368 options and 69,043 RSUs.
(2) The amounts shown in these two columns represent potential realizable values based upon the assumed rates of stock price appreciation that are set by SEC rules and are not intended to forecast the future appreciation of the Company's common stock.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares acquried on Excercise	Value Realized	Number Of Securities Underlying Unexercised Options At Fiscal Year-End Excercisable/Unexercisable	Value Of Unexercised In-The-Money Options At Fiscal Year-End ($) Exercisable/Unexercisable

Lars Westerberg Chief Executive Officer	0	n/a	136,500 / 30,000	4,202,640 / 214,200

Benoît Marsaud V.P. Manufacturing Pres. Autoliv France	0	n/a	30,864 / 6,000	952,117 / 48,240

Halvar Jonzon Vice President Purchasing	0	n/a	18,210 / 6,000	555,920 / 48,240

Magnus Lindquist Chief Financial Officer	17,500	736,290	0 / 6,000	0 / 48,240

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	17,500	725,897	0 / 6,000	0 / 48,240

Equity Compensation Plans (1)

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (3)	Weighted-average exercise price of outstanding options, warrants and rights (4)	Number of securities remaining available for future issuance (a)
Equity compensation plans approved by security holders (2)	1,170,602	$25.91	2,499,871 (5)
Equity compensation plans not approved by security holders	-	-	-
Total	1,170,602	$25.91	2,499,871

(1) All information as of December 31, 2004.
(2) Consists of Autoliv, Inc. 1997 Stock Incentive Plan.
(3) Includes 211,985 shares of common stock issuable upon the vesting and conversion of RSU.
(4) Excludes vested and converted RSUs referred to in note 3 above.
(5) Includes 2,499,871 shares of common stock available for future issuance under the Autoliv, Inc. 1997 Stock Incentive Plan.

Termination of Employment and Change of Control Severance Agreements

Senior Executive Officers including Messrs. Westerberg, Lindquist, Jonzon and Svensson named in the Summary Compensation Table have Service Agreements with the Company that provide for a notice of termination of employment by the Company of 24 months for Mr. Westerberg, and a notice of 18 months and in addition a payment of one year's severance calculated as described below for other Senior Executive Officers including Messrs. Lindquist, Jonzon and Svensson. Mr. Marsaud has an agreement providing for a notice of termination of 6 months.

Senior Executive Officers of the Company have Change of Control Severance Agreements with the Company ("agreements") which were originally effective until December 31, 1998 for Mr. Svensson until December 31, 2000 for Mr. Westerberg and until December 31, 2002, for Messrs. Lindquist and Jonzon which all are automatically extended annually for additional one-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times for Mr. Westerberg, and two and a half time for other Senior Executive Officers, the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years or the bonus for the most recent fiscal year, if higher, and (iii) the taxable value of the benefit of a company car, and (iv) the value of any pension benefits to which the executive would have been entitled to if he remained in service for one year following termination.

Pension Plans

The Company has paid pension benefit premiums for Messrs. Westerberg, Lindquist, Jonzon and Svensson in accordance with customary Swedish practice and for Mr. Marsaud in accordance with customary French practice. Normal retirement age is 65. Mr. Westerberg has an agreement allowing retirement at the age of 60 with pension benefits amounting to 70 percent of the base salary at retirement until the age of 65 and amounting to 50 percent of the base salary after the age of 65. Pursuant to such agreement, the Company pays insurance premiums to ensure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter.

Senior Executive Officers of the Company other than Mr. Westerberg have the right to retire at the age of 60 with pension benefits amounting to 70 percent of the base salary at retirement until the age of 65 and with complementary pension benefits after the age of 65. Pursuant to such agreements, the Company pays insurance premiums on a linear basis to ensure the pension benefits for the period from the date of retirement until normal retirement age of 65 and thereafter for complementary pension benefits.

Compliance With Section 16(A) of the Securities Exchange Act of 1934

The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2004, the Section 16(a) filing requirements were complied with by all incumbent executive officers and directors during the year.

2. Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2005. The Committee has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

In accordance with directions of the Committee, this appointment is being presented to the stockholders for ratification at the 2005 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, the Committee and management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Committee will consider that fact when it selects independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 2004 consisted of the examination of the financial statements and financial control systems of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2004, and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2004 was $7.2 million, out of which Ernst & Young AB billed $6.9 million. The aggregate fees billed for the year 2003 was $3.0 million, out of which Ernst & Young AB billed $2.9 million.

Audit Related Services Fees

The aggregate fees billed for audit related services for the fiscal years ended December 31, 2004 and December 31, 2003, were $409,000 and $930,000, respectively, of which Ernst Young AB was paid $135,000 and $90,000, respectively.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance, tax advise and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003 $1,864,000 and $2,227,000, respectively, of which Ernst & Young AB was paid $28,000 and $465,000, respectively.

Services for tax fees consisted of assistance in tax disputes that originated several years earlier.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed for the non-audit, financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered by Ernst & Young AB during the fiscal year ended December 31, 2004 and December 31, 2003 were $0.

All Other Fees

The aggregate fees billed for services rendered by Ernst & Young AB, other than the services discussed in the preceding four paragraphs, for the fiscal years ended December 31, 2004 and December 31, 2003, were $26,000 and $157,000, respectively.

Services for all other fees consisted of completion of expatriates' assignment services.

The Audit Committee has considered the services discussed in the preceding five paragraphs and provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young AB. The Audit Committee has, however, instructed management to reduce to a minimum services rendered by Ernst & Young AB other than audit services in the future. In addition, the Audit Committee has adopted strict guidelines for the use of Ernst & Young AB to provide audit and non-audit services, including Audit Committee approval of any such audit and non-audit services. The Audit Committee approved 100 percent of such services in 2004.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.

3. Discretionary Voting of Proxies on Other Matters

Management does not now intend to bring before the 2005 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange.

For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2005 Annual Meeting. For the Company's 2006 Annual Stockholders Meeting any such notices must be received by the Company not later than February 26, 2006 and not earlier than January 26, 2006.

Stockholder Proposals for 2006 Annual Meeting
Stockholder proposals intended for inclusion in the proxy statement for the 2006 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 2, 2005.

By Order of the Board
March 2, 2005

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden

*************

Appendix A

AUTOLIV, INC.
NON-EMPLOYEE DIRECTORS STOCK-RELATED COMPENSATION PLAN

1 NAME.
This plan shall be known as the Autoliv, Inc. Non-Employee Directors Stock-Related Compensation Plan and is herein referred to as the "Plan."
2 DEFINITIONS.
The following definitions shall apply in interpreting the Plan:
(a)	"Beneficiary" shall mean such individual and/or the trustee or trustees of a trust as may be designated by a Participant (other than a Participant who is subject to the laws of Sweden) pursuant to such Participant's deferral election.
(b)	"Board" means the Board of Directors of the Company.
(c)	"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(d)	"Committee" shall mean the Compensation Committee of the Board.
(e)	"Company" shall mean Autoliv, Inc., a Delaware corporation.
(f)	"Compensation" shall mean any retainer fees, meeting fees and any other director fees payable in the form of cash by the Company as consideration for a Participant's services as a member of the Board.
(g)	"Fair Market Value" per share of Stock as of a particular date shall mean (i) the closing price per share of Stock on a national securities exchange for the last preceding date on which there was a sale of Stock on such exchange, (ii) if the shares of Stock are then traded in any over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of Stock in such market or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.
(h)	"Non-Employee Director" means a person (i) who is serving as a member of the Board and (ii) who is not an officer or employee of the Company.
(i)	"Participant" shall mean a Non-Employee Director who elects to set apart Compensation to be allocated to the Plan.
(j)	"Phantom Stock Unit" shall mean a bookkeeping unit, having at all times a value equal to one share of Stock, credited to a Participant's Register in accordance with Section 4(a) below.
(k)	"Plan Year" shall mean the calendar year; provided, however, that the first Plan Year shall commence on the date on which the Plan is adopted and shall terminate on the next December 31.
(l)	"Register" shall mean the register established by the Company for each Participant, which shall set forth the number of Phantom Stock Units allocated to each Participant pursuant to the Plan.
(m)	"Stock" shall mean the common stock of the Company, par value $1.00 per share.
(n)	"Unforeseeable Emergency" shall mean a severe financial hardship to a Participant that results from (i) an illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) loss of the Participant's property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3. PARTICIPATION.
(a)	All Non-Employee Directors shall be eligible to participate in the Plan. Each Non-Employee Director entitled to Compensation with respect to a Plan Year may elect to have a pre-determined percentage of such Compensation set apart and allocated to this Plan. Such election shall be made in the form set forth on Exhibit A hereto, or such other form as shall be determined by the Committee from time to time.
(b)	A Non-Employee Director may elect to participate in the Plan with respect to Compensation that may be payable with respect to a Plan Year by making an election no later than December 31 of the Plan Year immediately preceding the Plan Year in respect of which such Compensation would be payable [; provided, however, that, with respect to the Plan Year during which the Plan is initially adopted, any Non-Employee Director serving as of the date of adoption of the Plan may, within 30 days of the Plan's Effective Date (as defined in Section 9), elect to set apart Compensation to this Plan that would otherwise be paid following such election] [and provided further, the Committee may allow a Non-Employee Director whose first term as a Non-Employee Director begins during any Plan Year to elect within 30 days after the start of such first term to set apart Compensation to this Plan that would otherwise be paid following such election].
(c)	Elections to set apart Compensation shall be made each year in accordance with Section 3(a) and shall continue in force until the end of the Plan Year for which the Participant made such election. All amounts set apart or otherwise credited to a Participant's Register pur-suant to the Plan shall continue to be subject to the provisions of the Plan notwithstanding such Participant's election not to set apart additional Compensation.

4. DEFERRAL OF COMPENSATION; DIVIDEND EQUIVALENTS.
(a)	The Company shall establish a Register on its books in the name of each Participant.
(b)	On each date on which Compensation would otherwise have been paid to a Participant but for an election made in accordance with Section 3(a), the Company shall credit to such Participant's Register a number of Phantom Stock Units equal to (i) the amount of Compensation set apart on such date pursuant to such election divided by (ii) the Fair Market Value of a share of Stock on such date.
(c)	With respect to Participants who are not subject to United States tax laws, on each date on which a cash dividend is paid on the Stock, the Company shall credit to each Register then maintained under the Plan for such Participants a number of Phantom Stock Units equal to (i) the per share amount of such dividend, multiplied by (ii) the number of Phantom Stock Units credited to the Participant's Register on the record date for such dividend, divided by (iii) the Fair Market Value of a share of Stock on the date on which the dividend is paid. Each Participant who is subject to United States tax laws shall be paid an amount in cash equal to the cash dividend that would have been paid if the Phantom Stock Units credited to the Participant's Register as of the record date for such dividend were actual shares of Stock; provided, however, that, to the extent permitted under Section 409A of the Code, such a Participant may elect to defer receipt of such dividend in the form of additional Phantom Stock Units credited to the Participant's Register, calculated in accordance with the immediately preceding sentence.

5. DISTRIBUTION OF DEFERRED COMPENSATION. (1)
(a)	The Company shall pay or commence payment to a Participant of the balance credited to the Participant's Register (i) within [30] days after the Participant's service on the Board ends or (ii) at such other time as the Participant shall have elected (such date, the "Distribution Event"). Such election shall be made in the form set forth on Exhibit A hereto, or such other form as shall be determined by the Committee from time to time.
(b)	Once a Participant (other than a Participant subject to Swedish law) makes an election with respect to the timing of distribution of all or a portion of the balance credited to such Participant's Register, such Participant may make subsequent elections to delay distribution of that portion of the balance credited to such Participant's Register, subject to the following limitations:
(i)	such subsequent election shall not take effect until at least 12 months after the date on which it is made;
(ii)	in the case of a subsequent election with respect to any scheduled payment under an election pursuant to clause (ii) of Section 5(a), other than any such election providing for distribution upon the occurrence of the Participant's death or disability (within the meaning of Section 409A of the Code), the first payment pursuant to the subsequent election must occur no earlier than five years following the date of the payment would otherwise have been made pursuant to the prior election; and
(iii)	in the case of a subsequent election with respect to any payment to be made at a specified time pursuant to an election pursuant to clause (ii) of Section 5(a), the subsequent election may not be made less than 12 months prior to the date of the first scheduled payment pursuant to the prior election.
(c)	Distributions of amounts credited to a Participant's Register shall be made, at the Participant's election (which election may be made on the Participant's initial election form, pursuant to a subsequent election, or at the time such distribution is to be made), in cash, shares of Stock or a combination thereof. Distributions may be made either in a lump sum or in equal annual installments over a period of years (no more than five), as elected in advance on the election form pursuant to which the Participant made his or her initial election (or, in the case of Participants not subject to Swedish law, in accordance with Section 5(b)). In the event that distributions are to be made in installments, such installment payments shall be made on, or as soon as practicable following, the last business day of the fiscal year of the Company (each such date, the "Payment Date") in which occurs the applicable Distribution Event. If no election as to time and manner of payment is designated, payment shall be made in a lump sum.
(d)	Calculations of Distributions.
(i)	Unless otherwise determined by the Committee, (1) if the Participant elects to receive a lump sum cash payment, the amount of such payment shall be equal to (i) the number of Phantom Stock Units credited to the Participant's Register on the day immediately prior to the Payment Date multiplied by (ii) the Fair Market Value of a share of Stock on the day immediately prior to the Payment Date, and (2) if the Participant elects to receive cash distributions in installments, the amount of each installment shall be equal to (i) the number of Phantom Stock Units credited to the Participant's Register on the day immediately prior to the Payment Date multiplied by (ii) the Fair Market Value of a share of Stock on the day immediately prior to the Payment Date divided by (iii) the number of installments remaining to be paid to the Participant.
(ii)	Unless otherwise determined by the Committee, (1) if the Participant elects to receive a lump sum payment in the form of shares of Stock, the number of such shares to be distributed to the Participant shall be equal to the number of Phantom Stock Units credited to the Participant's Register on the day immediately prior to the Payment Date and (2) if the Participant elects to receive distributions in installments in the form of shares of Stock, the number of shares of Stock to be distributed in each installment shall be equal to (i) the number of Phantom Stock Units credited to the Participant's Register on the day immediately prior to the Payment Date divided by (ii) the number of installments remaining to be paid to the Participant. Fractional shares resulting from this calculation shall be payable in cash.
(e)	In no event may any portion of the balance credited to a Participant's Register be distributed prior to the expiration of the relevant deferral period; provided, however, that a Participant who is not subject to Swedish law may petition the Committee for an early distribution based on the existence of an Unforeseeable Emergency. The existence of an Unforeseeable Emergency with respect to a Participant shall be determined by the Committee in its sole discretion and in accordance with Section 409(A) of the Code and regulations promulgated thereunder. In the event that the Committee determines that an Unforeseeable Emergency exists with respect to a Participant, the Committee shall determine the amount to be paid from the balance credited to the Participant's Register; provided that such amount may not exceed the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary for the Participant to satisfy any taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severance financial hardship).

(1) Consider whether Registers should be paid out immediately upon a change in control of the Company.
6. ADMINISTRATION.
(a)	The Plan shall be administered by the Committee, which shall have all authority that may be deemed appropriate for administering the Plan, including the discretion and authority to interpret the Plan and to adopt rules and regulations for implementing, amending and carrying out the Plan. The Committee may delegate such duties as it determines to such individuals or entities as it may determine.
(b)	All determinations made by the Committee with respect to the Plan shall be conclusive and binding on the Company and its successors, the Participants and, if applicable, their Beneficiaries.

7. GENERAL PROVISIONS.
(a)	In the event of a reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Stock, the Committee shall, in order to prevent the dilution or enlargement of rights under the Plan, make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the number and kind of shares of Stock or other property (including cash) upon which the value of Phantom Stock Units is determined.
(b)	The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.
(c)	A Participant who is not subject to Swedish law may designate one or more Beneficiaries to receive the Participant's benefits under the Plan in the case of the Participant's death. A Participant may change his or her Beneficiary(ies) at any time by notifying the Committee in such form as the Committee shall from time to time designate.
(d)	No Participant or Beneficiary shall have any power to commute, encumber, sell, or otherwise dispose of the rights provided herein, and such rights shall be non-assignable and non-transferable except by will or the laws of descent and distribution. This limitation shall also apply to a Participant's or Beneficiary's estate.
(e)	The crediting of Phantom Stock Units to a Participant's Register shall not create for such Participant (or, if applicable, such Participant's Beneficiar(ies)) any rights with respect to the underlying shares of Stock.

8. TERMINATION OF THE PLAN; AMENDMENT OF THE PLAN.
(a)	The Plan shall continue in effect until terminated by resolution of the Board; provided, however, that no such termination shall cause the accelerated payment of any portion of the balance credited to any Participant's Register and no such termination may adversely alter the rights of Participants to amounts credited to their Registers as of the date of the termination.
(b)	The Plan may be amended from time to time by resolution of the Committee; provided, however, that no amendment shall provide for accelerated payment of any portion of the balance credited to any Participant's Register and no amendment may adversely alter the rights of Participants to amounts credited to their Registers as of the date of the amendment.

9. EFFECTIVE DATE OF THE PLAN.
The Plan was adopted by the Board effective as of December 16, 2004 (the "Effective Date"). The Plan shall be effective with respect to any Compensation payable to a Non-Employee Director for services rendered after such effective date.

EXHIBIT A [SWEDISH PARTICIPANTS]

[Address]

Attention: Secretary

Gentlemen:

Pursuant to the provisions of Section 3 of the Autoliv, Inc. Non-Employee Directors Stock-Related Compensation Plan (hereinafter called the "Plan"), I hereby irrevocably elect to have the indicated percentage of my retainer fees, meeting fees and any other director fees which may become payable to me with respect to [2005] allocated to the Plan in the manner provided therein: (Designate percentage to be deferred.)

______% of Compensation

This direction shall be effective only for fees payable to me with respect to [2005].

I elect to have amounts I have allocated to the Plan distributed to me:

- Within [30] days after my service on the Board ends

- ______________________________
(please specify the date which will trigger distribution of payments to you)

I elect to receive payments upon distribution in (elect both timing and form of payment):

- Lump sum: Cash _____% Stock _____%

- Annual installments over ___ years (must be 5 or fewer).

Each installment: Cash ______% Stock ______%

If electing to be paid in installments, each installment will equal the value, immediately prior to the Payment Date, of the Phantom Stock Units then credited to my Registered, divided by the number of remaining installments, plus any dividend equivalents that may have accrued since the last Payment Date.

IN WITNESS WHEREOF, I have set my hand as of the date set forth below:

__________________________
Name of Participant

__________________
Date
EXHIBIT A [NON-SWEDISH PARTICIPANTS]

[Address]

Attention: Secretary

Gentlemen:

Pursuant to the provisions of Section 3 of the Autoliv, Inc. Non-Employee Directors Stock-Related Compensation Plan (hereinafter called the "Plan"), I hereby irrevocably elect to have the indicated percentage of my retainer fees, meeting fees and any other director fees which may have become payable to me with respect to [2005] deferred in Phantom Stock Units in the manner provided in the Plan: (Designate percentage or amount to be deferred.)

______% of Compensation

This direction shall be effective only for fees payable to me with respect to [2005].

I elect to have amounts I have allocated to the Plan distributed to me:

- Within [30] days after my service on the Board ends

- ______________________________
(please specify the date which will trigger distribution of payments to you)

I elect to receive payments upon distribution in (elect both timing and form of payment):

- Lump sum: Cash _____% Stock _____%

- Annual installments over ___ years (must be 5 or fewer).

Each installment: Cash ______% Stock ______%

If electing to be paid in installments, each installment will equal the value, immediately prior to the Payment Date, of the Phantom Stock Units then credited to my Registered, divided by the number of remaining installments, plus any dividend equivalents that may have accrued since the last Payment Date.

If I die while a director of the Company or prior to receiving of all distributions to which I am entitled under the Plan, I hereby direct that any amounts then recorded in my Register be distributed as follows in:

- In a lump sum to ______________________________
(Insert Name of Beneficiary)

______________________________

______________________________
(If more than one Beneficiary is named, indicate percentages to be paid to each Beneficiary)

In continued installments as directed by me above

______________________________
(Name one Beneficiary only)

IN WITNESS WHEREOF, I have set my hand as of the date set forth below:

__________________________
Name of Participant

__________________
Date

Autoliv Inc, Box 70381, SE-107 24 Stockholm, Sweden
World Trade Center, Klarabergsviadukten 70, Section E
Tel: +46 (8) 587 206 00; Fax +46 (8) 24 44 79; Corporate Website: www.autoliv.com
Investor relations:
Sweden Tel: +46 (0)8 587 206 23; Fax +46 (0)8 411 70 25
U.S. Tel: +1 (248) 475 04 27; Fax +1 (801) 625 66 72